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                                                                  Exhibit 99(i)

                             BELL, BOYD & LLOYD LLC
                       70 West Madison Street, Suite 3300
                                Chicago, IL 60602
                                  (312) 372-1121
                               Fax: (312) 372-2098

                                 March 15, 2004

         As counsel for State Farm Mutual Fund Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on December 15, 2000 (Securities Act file no. 333-42004).

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               /s/ Bell, Boyd & Lloyd LLC

                                               Bell, Boyd & Lloyd LLC